                                                                    EXHIBIT 23.2

[Letterhead of Netherland, Sewell & Associates, Inc.]





           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the reference to our firm and to our report effective December 31, 1995; December 31, 1996; and December 31, 1997, in the Annual Report on Form 10-K of Ocean Energy, Inc., incorporated by reference into this Registration Statement on Form S-8 of Ocean Energy, Inc. to be filed with the Securities and Exchange Commission on or about April 1, 1998.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           /s/ CLARENCE M. NETHERLAND
                                           -------------------------------
                                           Clarence M. Netherland
                                           Chairman

Dallas, Texas
March 31, 1998